EXHIBIT 99

News Release

Contact

Bev Fleming, Investor Relations

(312) 444-7811

or

Richard Jurek, Public Relations

(312) 444-5281

http://www.northerntrust.com

FOR IMMEDIATE RELEASE

NORTHERN TRUST CORPORATION REPORTS RECORD FIRST QUARTER 2006

EARNINGS OF $.74 PER SHARE, UP 17% FROM THE PRIOR YEAR.

(Chicago, April 18, 2006) Northern Trust Corporation today reported record net income per common share of $.74 for the first quarter of 2006, an increase of 17% from $.63 per share a year ago. Net income also increased 17% to a record $163.0 million, up from $139.1 million last year. This performance resulted in a return on average common equity of 18.2%, compared with 17.1% in the prior year quarter.

William A. Osborn, Chairman and Chief Executive Officer, commented, “We are very pleased with this quarter’s outstanding revenue and earnings growth. This performance was broad-based, driven by record trust, investment and other servicing fees, net interest income, and foreign exchange revenues. Exceptional asset growth in both our private client and institutional businesses was a major contributor to these results. Assets under custody increased 19% to a record $3.1 trillion and assets under management increased 11% to $653 billion, also a record. These excellent results reflect our continued success serving our existing clients and expanding our business with new clients in our targeted markets.”

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FINANCIAL SERVICES GROUP ACQUISITION

On March 31, 2005, Northern Trust closed its acquisition of Baring Asset Management’s Financial Services Group (FSG). The final adjusted purchase price totaled 261.5 million British pounds Sterling. The after-tax impact of this acquisition added approximately $2.5 million to the current quarter’s net income.

FIRST QUARTER PERFORMANCE HIGHLIGHTS

Northern Trust’s first quarter consolidated revenues were $743.0 million, up 20% or $121.9 million from last year’s first quarter. These revenues included $39.3 million, net of acquisition-related funding costs, related to FSG. Adjusting for FSG, revenues increased 13%. First quarter revenue growth reflects record trust, investment and other servicing fees of $442.5 million, up 24% from the first quarter of last year. Trust, investment and other servicing fees represented 60% of first quarter revenues, and total fee-related income represented 74% of revenues. Net interest income and foreign exchange trading income also reached record levels, up 11% from a year ago to $190.6 million and 46% to $55.8 million, respectively.

Trust, investment and other servicing fees from Corporate & Institutional Services (C&IS) in the quarter increased 37% to $253.0 million from the year-ago quarter reflecting revenues from FSG, strong growth in all major products and services, improved equity markets, and new business. Custody and fund administration fees in the first quarter totaled $124.6 million, up 64% from the prior year. These results include $31.6 million of fees from FSG and a nonrecurring accrual increase of approximately $4.5 million. Securities lending fees totaled $48.3 million, up 42% compared with last year’s first quarter, reflecting improved interest spreads on the investment of cash collateral and higher volumes. Fees from asset management grew 7% to $63.5 million. C&IS assets under custody totaled $2.89 trillion at March 31, 2006, up 20% from a year ago and 7% from December 31, 2005. Assets under custody include $1.38 trillion of global custody assets, a 34% increase compared with a year ago and 11% sequentially. C&IS assets under management totaled $531.3 billion, an 11% increase from the prior year and 6% from December 31, 2005.

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FIRST QUARTER PERFORMANCE HIGHLIGHTS (continued)

Trust, investment and other servicing fees from Personal Financial Services (PFS) in the quarter increased 10% and totaled $189.5 million compared with $172.7 million a year ago. The current quarter results include $2.4 million in fees from FSG. The increase in PFS fees resulted primarily from improved equity markets and new business. Revenue growth continued to be broad-based, with all states and the Wealth Management Group reporting year-over-year increases in fees. PFS assets under custody totaled $235.6 billion at March 31, 2006, compared with $225.6 billion at December 31, 2005 and $209.9 billion at March 31, 2005. Of the total PFS assets under custody, $121.5 billion is managed by Northern Trust compared with $117.2 billion at December 31, 2005 and $111.1 billion at March 31, 2005.

Foreign exchange trading income reached a record $55.8 million, up 46% from the prior year quarter. Higher client volumes and approximately $5.0 million from FSG contributed to these results. Treasury management fees in the quarter were $17.0 million compared with $19.7 million in the same quarter last year. Approximately 70% of this decrease was offset by improved net interest income as clients (consistent with historical experience in a higher interest rate environment) opted to pay for services via compensating balances. Revenues from security commissions and trading income were $15.6 million, up 10% from the prior year, driven by strong growth in core brokerage services. Other operating income was $21.4 million for the first quarter compared with $20.1 million in the same period last year.

Net interest income for the quarter, stated on a fully taxable equivalent basis, totaled a record $190.6 million, up 11% from $171.7 million reported in the prior year quarter. The increase reflects higher levels of average earning assets, with the net interest margin of 1.79% unchanged from the prior year quarter. Average earning assets of $43.2 billion were 11% higher than a year ago. Securities increased 19% and averaged $11.1 billion, with the increase concentrated primarily in variable rate government sponsored agency securities.

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FIRST QUARTER PERFORMANCE HIGHLIGHTS (continued)

Average loans and leases increased 9% to $19.6 billion, while average money market assets increased 7% to $12.5 billion. FSG contributed $5.9 million in net interest income in the quarter offset by acquisition-related funding costs totaling $6.2 million.

The reserve for credit losses at March 31, 2006 of $139.9 million increased $3.9 million from the December 31, 2005 balance. The provision for credit losses was $4.0 million in the current quarter compared with no provision in the prior year quarter. Net charge-offs in the quarter totaled $.1 million compared with net recoveries of $.4 million in the first quarter last year. Nonperforming loans totaled $31.1 million at March 31, 2006, as compared with $31.0 million at December 31, 2005 and $34.0 million at March 31, 2005. The reserve for credit losses of $139.9 million included $10.6 million allocated to loan commitments and other off-balance sheet exposures. The remaining $129.3 million reserve assigned to loans and leases at March 31, 2006 represented a reserve to loan ratio of .62%, compared with .63% at December 31, 2005 and .69% a year ago. Nonperforming loans of $31.1 million at quarter-end represented .15% of total loans and leases and were covered 4.2 times by the assigned reserve.

Noninterest expenses totaled $473.3 million for the quarter, up 20% from $395.0 million in the year-ago quarter. Adjusting for FSG, noninterest expenses increased 11%. FSG expenses, including integration expenses, totaled $34.9 million in the first quarter, representing 45% of the total increase in noninterest expenses. The quarter included $10.2 million in expense associated with the adoption of Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment,” which reduced earnings per share by $.03. The new accounting requirement, which requires the recognition of compensation expense for the value of employee stock options, is expected to increase pre-tax compensation expense in 2006 by approximately $18 million.

Compensation and employee benefit expenses totaled $272.0 million, up $47.4 million or 21% compared with last year. The current quarter increase was driven by the addition of FSG and the expense associated with stock options, annual salary increases, employment taxes, and higher pension costs. Staff on a full-time equivalent basis at March 31, 2006 totaled approximately 9,100, up 3% from a year ago.

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FIRST QUARTER PERFORMANCE HIGHLIGHTS (continued)

Other expense categories totaled $201.3 million, up $30.9 million or 18% from $170.4 million last year. The current quarter increase reflects the addition of FSG and higher expenses for consulting and legal services, occupancy, fees for global subcustody and business promotion.

BALANCE SHEET

Balance sheet assets averaged $49.7 billion for the quarter, up 14% from last year’s first quarter average of $43.6 billion. The securities portfolio averaged $11.1 billion, up 19% from last year, while loans and leases averaged $19.6 billion, up 9%. Money market assets averaged $12.5 billion for the quarter, up 7% from the prior year.

Residential mortgages averaged $8.3 billion in the quarter, up 3% from the prior year’s first quarter, and represented 42% of the total average loan and lease portfolio. Commercial and industrial loans averaged $3.7 billion, up 6% from $3.5 billion last year, while personal loans averaged $2.9 billion, up 2% from last year’s first quarter.

Common stockholders’ equity averaged a record $3.6 billion, up 10% from last year’s first quarter. The increase primarily reflects the retention of earnings offset in part by the repurchase of common stock pursuant to the Corporation’s share buyback program. During the quarter, the Corporation repurchased 735,362 shares at a cost of $38.2 million ($51.96 average price per share). An additional 2.5 million shares are authorized for repurchase after March 31, 2006 under the previously announced share buyback program.

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FORWARD-LOOKING STATEMENTS

This news release may be deemed to include forward-looking statements, such as statements that relate to Northern Trust’s financial goals, dividend policy, expansion and business development plans, anticipated expense levels and projected profit improvements, business prospects and positioning with respect to market, demographic and pricing trends, strategic initiatives, re-engineering and outsourcing activities, new business results and outlook, changes in securities market prices, credit quality including reserve levels, planned capital expenditures and technology spending, anticipated tax benefits and expenses, and the effects of any extraordinary events and various other matters (including developments in litigation and regulation involving Northern Trust and changes in accounting policies, standards and interpretations) on Northern Trust’s business and results. Forward-looking statements are typically identified by words or phrases, such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may increase,” “may fluctuate,” “plan,” “goal,” “strategy,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” and “could.” Forward-looking statements are Northern Trust’s current estimates or expectations of future events or future results. Actual results could differ materially from those indicated by these statements because the realization of those results is subject to many risks and uncertainties. Northern Trust Corporation’s 2005 Financial Annual Report to Shareholders, including the section of Management’s Discussion and Analysis captioned “Factors Affecting Future Results,” and periodic reports to the Securities and Exchange Commission, including the section captioned “Risk Factors,” contain additional information about factors that could affect actual results, including economic, operating, investment performance and fiduciary, regulation, litigation, strategic, and reputation risks. All forward-looking statements included in this news release are based on information available at the time of the release, and Northern Trust Corporation assumes no obligation to update any forward-looking statement.

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WEBCAST OF FIRST QUARTER EARNINGS CONFERENCE CALL

Northern Trust’s first quarter earnings conference call will be webcast live on April 18, 2006. The Internet webcast opens the call to all investors, allowing them to listen to the Chief Financial Officer’s comments. The live call will be conducted at 9:00 a.m. CDT and is accessible on Northern Trust’s web site at:

http://www.northerntrust.com/financialreleases

The only authorized rebroadcasts of the live call will be available on Northern Trust’s web site from 1:00 p.m. CDT on April 18, 2006 through 6:00 p.m. CDT on April 25, 2006. Participants will need Windows Mediatm software, which can be downloaded free through Northern’s web site. This earnings release can also be accessed at the above web address.

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NORTHERN TRUST CORPORATION (Supplemental Consolidated Financial Information)	Page 12

STATEMENT OF INCOME STATISTICS

($ In Millions Except Per Share Data)

	FIRST QUARTER
	2006	2005	% Change (*)
Noninterest Income
Trust, Investment and Other Servicing Fees	$442.5	$357.2	24%
Foreign Exchange Trading Income	55.8	38.2	46
Treasury Management Fees	17.0	19.7	(14)
Security Commissions & Trading Income	15.6	14.1	10
Other Operating Income	21.4	20.1	7
Investment Security Transactions	0.1	0.1	—

Total Noninterest Income	552.4	449.4	23

Interest Income (Taxable Equivalent)	492.4	357.8	38
Interest Expense	301.8	186.1	62

Net Interest Income (Taxable Equivalent)	190.6	171.7	11

Total Revenue (Taxable Equivalent)	743.0	621.1	20

Noninterest Expenses
Compensation	216.7	178.2	22
Employee Benefits	55.3	46.4	19
Occupancy Expense	35.1	30.3	16
Equipment Expense	19.6	19.3	2
Other Operating Expenses	146.6	120.8	21

Total Noninterest Expenses	473.3	395.0	20

Provision for Credit Losses	4.0	—	N/M
Taxable Equivalent Adjustment	15.3	14.3	7

Income before Income Taxes	250.4	211.8	18
Provision for Income Taxes	87.4	72.7	20

NET INCOME	$163.0	$139.1	17%

Per Common Share
Net Income
Basic	$0.75	$0.64	17%
Diluted	0.74	0.63	17

Return on Average Common Equity	18.22%	17.06%
Average Common Equity	$3,627.2	$3,304.6	10%
Return on Average Assets	1.33%	1.29%

Common Dividend Declared per Share	$0.23	$0.21	10%

Average Common Shares Outstanding (000s)
Basic	217,646	218,454
Diluted	221,475	221,658
Common Shares Outstanding (EOP)	218,046	218,636

(*)	Percentage change calculations are based on actual balances rather than the rounded amounts presented in Supplemental Consolidated Financial Information.

Note:	Certain reclassifications have been made to prior periods’ consolidated financial statements to place them on a basis comparable with the current period’s consolidated financial statements.

NORTHERN TRUST CORPORATION (Supplemental Consolidated Financial Information)	Page 13

STATEMENT OF INCOME STATISTICS

($ In Millions Except Per Share Data)

	FIRST QUARTER	FOURTH QUARTER	% Change
	2006	2005
Noninterest Income
Trust, Investment and Other Servicing Fees	$442.5	$403.5	10%
Foreign Exchange Trading Income	55.8	44.0	27
Treasury Management Fees	17.0	15.8	8
Security Commissions & Trading Income	15.6	12.8	22
Other Operating Income	21.4	28.9	(26)
Investment Security Transactions	0.1	0.1	—

Total Noninterest Income	552.4	505.1	9

Interest Income (Taxable Equivalent)	492.4	458.8	7
Interest Expense	301.8	271.5	11

Net Interest Income (Taxable Equivalent)	190.6	187.3	2

Total Revenue (Taxable Equivalent)	743.0	692.4	7

Noninterest Expenses
Compensation	216.7	200.4	8
Employee Benefits	55.3	47.2	17
Occupancy Expense	35.1	37.4	(6)
Equipment Expense	19.6	22.6	(13)
Other Operating Expenses	146.6	149.1	(2)

Total Noninterest Expenses	473.3	456.7	4

Provision for Credit Losses	4.0	—	N/M
Taxable Equivalent Adjustment	15.3	16.8	(9)

Income before Income Taxes	250.4	218.9	14
Provision for Income Taxes	87.4	71.3	23

NET INCOME	$163.0	$147.6	10%

Per Common Share
Net Income
Basic	$0.75	$0.68	10%
Diluted	0.74	0.67	10

Return on Average Common Equity	18.22%	16.38%
Average Common Equity	$3,627.2	$3,574.5	1%
Return on Average Assets	1.33%	1.23%

Common Dividend Declared per Share	$0.23	$0.23	—%

Average Common Shares Outstanding (000s)
Basic	217,646	217,835
Diluted	221,475	221,562
Common Shares Outstanding (EOP)	218,046	218,129

NORTHERN TRUST CORPORATION (Supplemental Consolidated Financial Information)	Page 14

BALANCE SHEET ($ IN MILLIONS)

	MARCH 31
	2006	2005	% Change (*)
Assets
Money Market Assets	$12,821.1	$14,473.4	(11)%
Securities
U.S. Government	13.0	33.5	(61)
Government Sponsored Agency and Other	10,199.7	7,849.1	30
Municipal	905.1	928.5	(3)
Trading Account	6.7	10.2	(35)

Total Securities	11,124.5	8,821.3	26
Loans and Leases	20,756.2	18,937.7	10

Total Earning Assets	44,701.8	42,232.4	6
Reserve for Credit Losses Assigned to Loans	(129.3)	(131.1)	(1)
Cash and Due from Banks	2,815.4	2,277.7	24
Trust Security Settlement Receivables	291.5	268.5	9
Buildings and Equipment, net	461.4	480.7	(4)
Other Nonearning Assets	2,769.8	2,633.1	5

Total Assets	$50,910.6	$47,761.3	7%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings	$8,534.0	$9,265.4	(8)%
Other Time	374.1	370.8	1
Foreign Office Time	19,067.4	18,523.5	3

Total Interest-Bearing Deposits	27,975.5	28,159.7	(1)
Borrowed Funds	6,268.5	3,832.8	64
Senior Notes and Long-Term Debt	3,205.9	3,420.4	(6)

Total Interest-Related Funds	37,449.9	35,412.9	6
Demand & Other Noninterest-Bearing Deposits	7,348.9	6,937.0	6
Other Liabilities	2,408.4	2,050.0	17

Total Liabilities	47,207.2	44,399.9	6
Common Equity	3,703.4	3,361.4	10

Total Liabilities and Stockholders’ Equity	$50,910.6	$47,761.3	7%

NORTHERN TRUST CORPORATION (Supplemental Consolidated Financial Information)	Page 15

BALANCE SHEET ($ IN MILLIONS)

	MARCH 31 2006	DECEMBER 31 2005	% Change
Assets
Money Market Assets	$12,821.1	$16,035.7	(20)%
Securities
U.S. Government	13.0	18.0	(28)
Government Sponsored Agency and Other	10,199.7	10,170.8	N/M
Municipal	905.1	917.4	(1)
Trading Account	6.7	2.8	139

Total Securities	11,124.5	11,109.0	N/M
Loans and Leases	20,756.2	19,968.5	4

Total Earning Assets	44,701.8	47,113.2	(5)
Reserve for Credit Losses Assigned to Loans	(129.3)	(125.4)	3
Cash and Due from Banks	2,815.4	2,996.2	(6)
Trust Security Settlement Receivables	291.5	317.0	(8)
Buildings and Equipment, net	461.4	471.5	(2)
Other Nonearning Assets	2,769.8	2,641.3	5

Total Assets	$50,910.6	$53,413.8	(5)%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings	$8,534.0	$9,844.1	(13)%
Other Time	374.1	391.6	(4)
Foreign Office Time	19,067.4	20,857.0	(9)

Total Interest-Bearing Deposits	27,975.5	31,092.7	(10)
Borrowed Funds	6,268.5	5,500.2	14
Senior Notes and Long-Term Debt	3,205.9	3,367.0	(5)

Total Interest-Related Funds	37,449.9	39,959.9	(6)
Demand & Other Noninterest-Bearing Deposits	7,348.9	7,426.8	(1)
Other Liabilities	2,408.4	2,426.3	(1)

Total Liabilities	47,207.2	49,813.0	(5)
Common Equity	3,703.4	3,600.8	3

Total Liabilities and Stockholders’ Equity	$50,910.6	$53,413.8	(5)%

NORTHERN TRUST CORPORATION (Supplemental Consolidated Financial Information)	Page 16

AVERAGE BALANCE SHEET ($ IN MILLIONS)

	FIRST QUARTER
	2006	2005	% Change (*)
Assets
Money Market Assets	$12,475.4	$11,624.7	7%
Securities
U.S. Government	146.4	30.6	378
Government Sponsored Agency and Other	10,009.8	8,319.0	20
Municipal	906.0	921.0	(2)
Trading Account	6.9	5.6	24

Total Securities	11,069.1	9,276.2	19
Loans and Leases	19,642.4	18,067.6	9

Total Earning Assets	43,186.9	38,968.5	11
Reserve for Credit Losses Assigned to Loans	(125.1)	(130.9)	(4)
Nonearning Assets	6,596.8	4,750.0	39

Total Assets	$49,658.6	$43,587.6	14%

Liabilities and Stockholders’ Equity
Interest-Bearing Deposits
Savings	$8,630.8	$8,950.9	(4)%
Other Time	384.1	381.9	1
Foreign Office Time	19,421.1	14,638.0	33

Total Interest-Bearing Deposits	28,436.0	23,970.8	19
Borrowed Funds	5,434.8	5,453.5	N/M
Senior Notes and Long-Term Debt	3,326.2	3,149.4	6

Total Interest-Related Funds	37,197.0	32,573.7	14
Demand & Other Noninterest-Bearing Deposits	6,332.0	5,743.7	10
Other Liabilities	2,502.4	1,965.6	27

Total Liabilities	46,031.4	40,283.0	14
Common Equity	3,627.2	3,304.6	10

Total Liabilities and Stockholders’ Equity	$49,658.6	$43,587.6	14%

NORTHERN TRUST CORPORATION (Supplemental Consolidated Financial Information)	Page 17

QUARTERLY TREND DATA

($ In Millions Except Per Share Data)

	2006	2005
	Quarter	Quarters
	First	Fourth	Third	Second	First
Net Income Summary
Trust, Investment and Other Servicing Fees	$442.5	$403.5	$396.6	$402.1	$357.2
Other Noninterest Income	109.9	101.6	105.1	105.5	92.2
Net Interest Income (Taxable Equivalent)	190.6	187.3	183.5	179.8	171.7

Total Revenue (Taxable Equivalent)	743.0	692.4	685.2	687.4	621.1
Provision for Credit Losses	4.0	—	2.5	—	—
Noninterest Expenses	473.3	456.7	441.6	441.6	395.0

Pretax Income (Taxable Equivalent)	265.7	235.7	241.1	245.8	226.1
Taxable Equivalent Adjustment	15.3	16.8	15.1	14.7	14.3
Provision for Income Taxes	87.4	71.3	78.3	81.1	72.7

Net Income	$163.0	$147.6	$147.7	$150.0	$139.1

Per Common Share
Net Income - Basic	$0.75	$0.68	$0.68	$0.69	$0.64
- Diluted	0.74	0.67	0.67	0.68	0.63
Dividend Declared	0.23	0.23	0.21	0.21	0.21
Book Value (EOP)	16.98	16.51	16.17	15.78	15.37
Market Value (EOP)	52.50	51.82	50.55	45.59	43.44

Ratios
Return on Average Common Equity	18.22%	16.38%	16.83%	17.84%	17.06%
Return on Average Assets	1.33	1.23	1.27	1.29	1.29
Net Interest Margin	1.79	1.80	1.81	1.74	1.79
Productivity Ratio	157%	152%	155%	156%	157%
Risk-based Capital Ratios
Tier 1	10.0%	9.7%	9.7%	9.8%	9.6%
Total (Tier 1 + Tier 2)	12.5	12.3	12.4	12.7	12.7
Leverage	7.0	7.1	7.2	6.9	7.1
Trust Assets Under Custody ($ in Billions) - EOP **
Corporate	$2,889.8	$2,699.7	$2,627.7	$2,483.7	$2,405.9
Personal	235.6	225.6	219.3	213.9	209.9

Total Trust Assets Under Custody	$3,125.4	$2,925.3	$2,847.0	$2,697.6	$2,615.8

Managed Assets	$652.8	$617.9	$607.4	$589.8	$588.6
Asset Quality ($ in Millions) - EOP
Nonperforming Loans	$31.1	$31.0	$34.1	$30.1	$34.0
Other Real Estate Owned (OREO)	0.1	0.1	0.0	0.0	0.1

Total Nonperforming Assets	$31.2	$31.1	$34.1	$30.1	$34.1

Nonperforming Assets / Loans & OREO	0.15%	0.16%	0.18%	0.15%	0.18%

Gross Charge-offs	$0.4	$0.3	$5.8	$1.4	$0.1
Less: Gross Recoveries	0.3	0.2	0.5	0.6	0.5

Net Charge-offs (Recoveries)	$0.1	$0.1	$5.3	$0.8	($0.4)

Net Charge-offs (Annualized) to Average Loans	0.00%	0.00%	0.11%	0.02%	(0.01)%
Reserve for Credit Losses Assigned to Loans	$129.3	$125.4	$126.4	$129.9	$131.1
Reserve to Nonaccrual Loans	416%	405%	371%	432%	386%
Reserve for Other Credit-Related Exposures	$10.6	$10.6	$9.7	$9.0	$8.6

**	Assets Under Custody do not include assets administered but not held under custody that were previously included within the category of Assets Under Administration.